RESEARCH AGREEMENT
                       Between
         FIDELITY MANAGEMENT & RESEARCH (Far East),
INC.
                             and
               FIDELITY INVESTMENTS JAPAN LIMITED
AGREEMENT made this 1st day of January, 2000, by and
between Fidelity Management & Research (Far East),
Inc., a Massachusetts corporation (the "Sub-
Advisor"); and Fidelity Investments Japan Limited, a
Japanese corporation (the "Japan Sub-Advisor").
WHEREAS, Fidelity Management & Research Company, a
Massachusetts corporation (the "Advisor"), has
entered into a Management Contract (the "Management
Contract") with Fidelity Charles Street Trust, a
Massachusetts business trust which may issue one or
more series of shares of beneficial interest (the
"Trust"), on behalf of Fidelity Asset Manager: Growth
(the "Portfolio"), pursuant to which the Advisor acts
as investment advisor to the Portfolio; and
WHEREAS, the Sub-Advisor has entered into a Sub-
Advisory Agreement (the "Sub-Advisory Agreement")
with the Advisor, pursuant to which the Sub-Advisor,
directly or through certain of its subsidiaries or
other affiliated persons, may provide, at the
Advisor's discretion, investment advice or investment
management and order execution services to the
Portfolio; and
WHEREAS, the Japan Sub-Advisor has personnel in
Japan, and has been formed for the purpose, among
others, of researching and compiling information and
recommendations with respect to the economies of
Japan and other Asian countries and the securities of
issuers located in Japan and other Asian countries;
NOW THEREFORE, in consideration of the premises and
the mutual promises hereinafter set forth, the Sub-
Advisor and the Japan SubAdvisor hereby agree as
follows:
1. Delegation of Duties: Pursuant to paragraph 1(c) of
the SubAdvisory Agreement, the Sub-Advisor hereby
delegates to the Japan Sub-Advisor, and the Japan Sub-
Advisor hereby accepts, responsibility for performing
such non-discretionary investment advisory and
research services relating to the Japanese economy and
the securities of Japanese issuers (and such other
Asian economies and issuers as the Sub-Advisor may
request from time to time) as may be requested of the
Sub-Advisor by the Advisor pursuant to the Sub-
Advisory Agreement. The Japan Sub-Advisor shall pay
the salaries and fees of all personnel of the Japan
SubAdvisor performing such services on behalf of the
Portfolio.
(a) Investment Advice: In connection with the
performance of such services, the Japan Sub-Advisor
shall furnish to the Advisor and the Sub-Advisor such
factual information, research reports and investment
recommendations as Advisor or the Sub-Advisor may
reasonably require. Such information may include
written and oral reports and analyses. All such
reports, recommendations, analyses and other
information may be used, transferred, assigned or sold
by the Sub-Advisor, in its sole discretion, without
the consent
of the Japan Sub-Advisor.
(b) Subsidiaries and Affiliates: The Japan Sub-
Advisor may perform any or all of the services
contemplated by this Agreement directly or through
such of its subsidiaries or other affiliated persons
as the Japan Sub-Advisor shall determine; provided,
however, that performance of such services through
such subsidiaries or other affiliated persons shall
have been approved by the Trust to the extent
required pursuant to the 1940 Act and rules
thereunder.
2. Information to be Provided to the Trust, the
Advisor and the Sub-Advisor: The Japan Sub-Advisor
shall furnish such reports, evaluations, information
or analyses to the Trust, the Advisor, and the Sub-
Advisor, as the Trust's Board of Trustees, the
Advisor or the Sub-Advisor may reasonably request
from time to
time, or as the Japan Sub-Advisor may deem to be
desirable.
3. Compensation: For the services provided under this
Agreement, the Sub-Advisor agrees to pay the Japan Sub-
Advisor a monthly fee equal to 100% of the Japan Sub-
Advisor's costs incurred in connection with rendering
the services provided hereunder. The Japan Sub-
Advisor's fee shall not be reduced to reflect expense
reimbursements or fee waivers by the Sub-Advisor or
the Advisor, if any, in effect from time to time.
4. Expenses: It is understood that the Portfolio will
pay all of its expenses other than those expressly
stated to be payable by the Japan Sub-Advisor
hereunder, by the Sub-Advisor under the SubAdvisory
Agreement or by the Advisor under the Management
Contract.
5. Interested Persons: It is understood (i) that
Trustees, officers, and shareholders of the Trust are
or may be or become interested in the Advisor, the Sub-
Advisor or the Japan SubAdvisor as directors, officers
or otherwise, (ii) that directors, officers and
stockholders of the Advisor, the Sub-Advisor or the
Japan Sub-Advisor are or may be or become similarly
interested in the Trust, and (iii) that the Advisor,
the Sub-Advisor or the Japan Sub-Advisor are or may be
or become interested in the Trust as a shareholder or
otherwise.
6. Services to Other Companies or Accounts: The
services of the Japan Sub-Advisor to the Sub-Advisor
are not to be deemed to be exclusive, the Japan Sub-
Advisor being free to render services to others and
engage in other activities, provided, however, that
such other services and activities do not, during the
term of
this Agreement, interfere in a material manner, with
the Japan Sub-Advisor's ability to meet all of its
obligations hereunder. The Japan Sub-Advisor shall
for all purposes be an independent contractor and not
an agent or employee of the Sub-Advisor, the Advisor
or the Trust.
7. Standard of Care: In the absence of willful
misfeasance, bad faith, gross negligence or reckless
disregard of obligations or duties hereunder on the
part of the Japan Sub-Advisor, the Japan Sub-Advisor
shall not be subject to liability to the Sub-Advisor,
the Advisor, the Trust or to any shareholder of the
Portfolio for any act or omission in the course, of
or connected with, rendering services hereunder or
for any losses that may be sustained in the purchase,
holding or sale of any security.
8. Liability. Notwithstanding anything in this
Agreement to the contrary, it is understood that the
Sub-Advisor shall remain liable to the Advisor and
the Portfolio under the Sub-Advisory Agreement for
the acts and omissions of Japan Sub-Advisor taken in
the course of the performance of the Japan Sub-
Advisor's duties hereunder to the same extent as
would be the case had the Sub-Advisor performed such
acts or omissions itself, provided, however, that to
the extent the Sub-Advisor suffers a loss to the
Advisor or the Portfolio as a result of or arising
out of such acts or omissions of the Japan Sub-
Advisor, the Sub-Advisor shall be entitled to seek
redress against the Japan Sub-Advisor in accordance
with the terms hereof.
9. Duration and Termination of Agreement; Amendments:
(a) Subject to prior termination as provided in
subparagraph (d) of this paragraph 9, this Agreement
shall continue in force until July 31, 2000 and
indefinitely thereafter, but only so long as the
continuance after such period shall be specifically
approved at least annually by vote of the Trust's
Board of Trustees or by vote of a majority of the
outstanding voting securities of the Portfolio.
(b) This Agreement may be modified by mutual consent
of the Advisor, the Sub-Advisor, the Japan Sub-
Advisor and the Portfolio subject to the provisions
of Section 15 of the 1940 Act, as modified by or
interpreted by any applicable order or orders of the
Securities and Exchange Commission (the "Commission")
or any rules or regulations adopted by, or
interpretative releases of,
the Commission.
(c) In addition to the requirements of subparagraphs
(a) and (b) of this paragraph 9, the terms of any
continuance or modification of this Agreement must
have been approved by the vote of a majority of those
Trustees of the Trust who are not parties to this
Agreement or interested persons of any such party,
cast in person at a meeting called for the purpose of
voting on such approval.
(d) Either the Advisor, the Sub-Advisor, the Japan
Sub-Advisor or the Portfolio may, at any time on
sixty (60) days' prior written notice to the other
parties, terminate this Agreement, without payment of
any penalty, by action of its Board of Trustees or
Directors, or with respect to the Portfolio by vote
of a majority of its outstanding voting securities.
This Agreement shall terminate automatically in the
event of its assignment.
10. Limitation of Liability: The Japan Sub-Advisor is
hereby expressly put on notice of the limitation of
shareholder liability as set forth in the Declaration
of Trust or other organizational document of the
Trust and agrees that any obligations of the Trust or
the Portfolio arising in connection with this
Agreement shall be limited in all cases to the
Portfolio and its assets, and the Japan Sub-Advisor
shall not seek satisfaction of any such obligation
from the shareholders or any shareholder of the
Portfolio. Nor shall the Japan Sub-Advisor seek
satisfaction of any such obligation from the Trustees
or any individual Trustee.
11. Governing Law: This Agreement shall be governed
by, and construed in accordance with, the laws of the
Commonwealth of Massachusetts, without giving effect
to the choice of laws provisions thereof.
The terms "registered investment company," "vote of a
majority of the outstanding voting securities,"
"assignment," and "interested person," when used
herein, shall have the respective meanings specified
in the 1940 Act as now in effect or as hereafter
amended.
IN WITNESS WHEREOF the parties hereto have caused
this instrument to be signed in their behalf by their
respective officers thereunto duly authorized, and
their respective seals to be hereunto affixed, all as
of the date written above.
FIDELITY MANAGEMENT & RESEARCH (Far
East), INC. BY: /s/Laura B. Cronin
Laura B. Cronin
Treasurer
FIDELITY INVESTMENTS JAPAN LIMITED
BY: /s/Billy Wilder
Billy Wilder
President